                                   STOCK PURCHASE AGREEMENT

                                           AMONG

                             QUIXOTE TRANSPORTATION SAFETY, INC.


                                       MARK FERNANDEZ

                                            AND

                                      GUADALUPE MARTINEZ




                                       JANUARY 16, 2001

                                TABLE OF CONTENTS

                                                                                                Page
ARTICLE I         DEFINITIONS.....................................................................1
     SECTION 1.1      CERTAIN MATTERS OF CONSTRUCTION.............................................1
     SECTION 1.2      CROSS REFERENCE TABLE.......................................................2
     SECTION 1.3      CERTAIN DEFINITIONS.........................................................3

ARTICLE II        THE TRANSACTION.................................................................8
     SECTION 2.1      BASIC TRANSACTION...........................................................8
     SECTION 2.2      NONASSUMPTION OF  OTHER LIABILITIES.........................................8
     SECTION 2.3      PURCHASE PRICE..............................................................8
     SECTION 2.4      EARN-OUT CONSIDERATION......................................................9
     SECTION 2.5      THE CLOSING.................................................................11
     SECTION 2.6      DELIVERIES AT THE CLOSING...................................................12

ARTICLE III       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.......................12
     SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF EACH SELLER CONCERNING THE
                    TRANSACTION...................................................................12
                       (a)    TITLE TO COMPANY SHARES.............................................12
                       (b)    AUTHORIZATION OF TRANSACTION........................................12
                       (c)    NONCONTRAVENTION....................................................12
                       (d)    BROKERS' FEES.......................................................13
                       (e)    LITIGATION..........................................................13
     SECTION 3.2      REPRESENTATIONS AND WARRANTIES OF BUYER CONCERNING THE TRANSACTION..........13
                       (a)    ORGANIZATION OF BUYER...............................................13
                       (b)    AUTHORIZATION OF TRANSACTION........................................13
                       (c)    NONCONTRAVENTION....................................................13
                       (d)    BROKERS' FEES.......................................................13
                       (e)    LITIGATION..........................................................13

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SELLERS  CONCERNING THE BUSINESS..............14
     SECTION 4.1    ORGANIZATION OF SELLER........................................................14
     SECTION 4.2    FINANCIAL STATEMENTS..........................................................14

SECTION 4.3       DEBT............................................................................15
     SECTION 4.4      SUBSEQUENT EVENTS...........................................................15
     SECTION 4.5      LIABILITIES.................................................................16
     SECTION 4.6      LEGAL COMPLIANCE............................................................16
     SECTION 4.7      TAX MATTERS.................................................................17
     SECTION 4.8      TITLE TO ASSETS.............................................................18
     SECTION 4.9      REAL PROPERTY...............................................................18
     SECTION 4.10     INTELLECTUAL PROPERTY.......................................................19
     SECTION 4.11     TANGIBLE ASSETS.............................................................20
     SECTION 4.12     INVENTORIES; RECEIVABLES....................................................21

                                                                                                Page
     SECTION 4.13     BOOKS AND RECORDS...........................................................21
     SECTION 4.14     CERTAIN CONTRACTUAL OBLIGATIONS; SUPPLIERS AND CUSTOMERS....................22
     SECTION 4.15     POWERS OF ATTORNEY..........................................................24
     SECTION 4.16     INSURANCE...................................................................24
     SECTION 4.17     LITIGATION..................................................................24
     SECTION 4.18     PRODUCT WARRANTY............................................................24
     SECTION 4.19     PRODUCT LIABILITY; PRODUCT SAFETY...........................................25
     SECTION 4.20     EMPLOYEES...................................................................25
     SECTION 4.21     EMPLOYEE BENEFITS...........................................................25
     SECTION 4.22     ENVIRONMENT, HEALTH, AND SAFETY.............................................27
     SECTION 4.23     CERTAIN BUSINESS RELATIONSHIPS WITH SELLER..................................28
     SECTION 4.24     DISCLOSURE..................................................................28

ARTICLE V         COVENANTS OF THE PARTIES........................................................28
     SECTION 5.1      INSPECTION..................................................................28
     SECTION 5.2      COMPANY SECURED DEBT........................................................28
     SECTION 5.3      EMPLOYEES...................................................................28
     SECTION 5.4      RETIREMENT PLANS............................................................29
     SECTION 5.5      CONSENTS....................................................................29
     SECTION 5.6      GUARANTEES..................................................................29

ARTICLE VI        POST-CLOSING COVENANTS..........................................................29
     SECTION 6.1      GENERAL.....................................................................29
     SECTION 6.2      LITIGATION SUPPORT; ACCESS TO RECORDS.......................................29
     SECTION 6.3      CONFIDENTIALITY.............................................................30
     SECTION 6.4      COVENANT NOT TO COMPETE.....................................................30
     SECTION 6.5      ADDITIONAL TAX COVENANTS....................................................32

ARTICLE VII       CONDITIONS TO OBLIGATION TO CLOSE...............................................33
     SECTION 7.1      CONDITIONS TO OBLIGATION OF BUYER...........................................33
     SECTION 7.2      CONDITIONS TO OBLIGATION OF SELLERS.........................................34
     SECTION 7.3      TERMINATION OF AGREEMENT....................................................35
     SECTION 7.4      EFFECT OF TERMINATION.......................................................36

ARTICLE VIII      REMEDIES FOR BREACHES OF THIS AGREEMENT.........................................36
     SECTION 8.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......................36
     SECTION 8.2      INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.............................36
     SECTION 8.3      INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF SELLERS.......................37
     SECTION 8.4      SETOFF......................................................................37
     SECTION 8.5      DETERMINATION OF LOSSES.....................................................37
     SECTION 8.6      THIRD PARTY CLAIMS..........................................................38
     SECTION 8.7      OTHER INDEMNIFICATION PROVISIONS............................................38

ARTICLE IX        MISCELLANEOUS...................................................................39
     SECTION 9.1      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.....................................39
     SECTION 9.2      NO THIRD-PARTY BENEFICIARIES................................................39
     SECTION 9.3      ENTIRE AGREEMENT............................................................39

                                                                                                Page
     SECTION 9.4      SUCCESSION AND ASSIGNMENT...................................................39
     SECTION 9.5      COUNTERPARTS................................................................39
     SECTION 9.6      HEADINGS....................................................................39
     SECTION 9.7      NOTICES.....................................................................39
     SECTION 9.8      GOVERNING LAW...............................................................41
     SECTION 9.9      AMENDMENTS AND WAIVERS......................................................41
     SECTION 9.10     SEVERABILITY................................................................41
     SECTION 9.11     EXPENSES....................................................................41
     SECTION 9.12     CONSTRUCTION................................................................41
     SECTION 9.13     INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES...........................41
     SECTION 9.14     SPECIFIC PERFORMANCE........................................................41
     Section 9.15     Arbitration.................................................................42

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 16th day of January 2001, between Quixote Transportation Safety, Inc., a Delaware corporation ("BUYER"), and Mark Fernandez of Rancho Santa Margarita, California ("FERNANDEZ") and Guadalupe Martinez of La Habra, California ("MARTINEZ") (Fernandez and Martinez together, "SELLERS") and is effective for financial accounting purposes as of January 1, 2001.


                                    RECITALS

     A. Sellers own all of the outstanding capital stock of National Signal, Inc., a California corporation ("COMPANY"), which is engaged in the business of designing, manufacturing and distributing message signs, directional displays and warning lights for the transportation industry (the "BUSINESS");

     B. Buyer desires to acquire the Business by acquiring all of the outstanding capital stock of Company ("COMPANY SHARES") on the terms and conditions set forth herein;

     C. Sellers desire to sell and transfer to Buyer the Business by selling the Company Shares on the terms and conditions set forth herein;

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 CERTAIN MATTERS OF CONSTRUCTION. In addition to the definitions set forth below in this Section 1:

           (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

           (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

           (c) Accounting terms used herein and not otherwise defined herein are used herein as defined by Generally Accepted Accounting Principles in effect as of the date hereof.

           (d) All references in this Agreement to any Section shall, unless the context otherwise requires, be deemed to be a reference to a Section of this Agreement.

           (e) All references in this Agreement to any Exhibit or Schedule shall, unless the context otherwise requires, be deemed to be a reference to an Exhibit or Schedule, as the case may be, to this Agreement, all of which are made a part of this Agreement.

           (f) Unless otherwise specified, all references to "dollars" or "$" shall be deemed to be a reference to currency of the United States of America.

           (g)  The word "including" shall mean including without limitation.

     SECTION 1.2 CROSS-REFERENCE TABLE. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                           TERM                                                        DEFINITION
                           ----                                                        ----------
                           Adjusted Earn-Out Financial Statements                      Section 2.4(g)
                           Annual Financials                                           Section 4.2
                           Buyer                                                       Preamble
                           Buyer Indemnified Parties                                   Section 8.2(a)
                           Closing                                                     Section 2.5(a)
                           Closing Date                                                Section 2.5(a)
                           Company                                                     Preamble
                           Company Division                                            Section 2.4(e)
                           Company Shares                                              Preamble
                           Competitor                                                  Section 6.4(a)
                           Contracts                                                   Section 4.14
                           Disclosure Schedule                                         Section 3.1
                           Earn-Out Consideration                                      Section 2.4(a)
                           Earn-Out Disputed Items                                     Section 2.4(g)
                           Earn-Out Resolution Period                                  Section 2.4(g)
                           Effective Date                                              Section 2.5(b)
                           Financial Statements                                        Section 4.2
                           Insurance Policies                                          Section 4.16
                           Indemnified Party                                           Section 8.5
                           Indemnifying Party                                          Section 8.5
                           Independent Accountant                                      Section 2.4(g)
                           Interim Financials                                          Section 4.2

                           TERM                                                        DEFINITION
                           ----                                                        ----------
                           Leases                                                      Section 4.9(b)
                           Licenses                                                    Section 4.10(d)
                           Most Recent Month End                                       Section 4.2
                           Permits                                                     Section 4.6
                           Receivables                                                 Section 4.12(b)
                           Resolution Date                                             Section 2.4(h)
                           Section 338  Election                                       Section 6.6
                           Sellers                                                     Preamble

     SECTION 1.3 CERTAIN DEFINITIONS. The following terms shall have the following meanings.

     "ACTION" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "AFFILIATE" means as to a specified Person, a Person, directly or indirectly, controlling, or controlled by, or under direct or indirect common control with, such specified Person (including, without limitation, any Subsidiary).

     "AREA(S) OF ENVIRONMENTAL CONCERN" shall mean any area(s) on, in, under, beneath, or proximately about any property in question which has (have) been impacted in any way by any Hazardous Materials so as to give rise to actual or potential Environmental Liabilities.

     "BUSINESS" has the meaning set forth in the Preamble.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the Business that is not already generally available to the public.

     "CONTRACTUAL OBLIGATION" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, indenture, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2), including any Multiemployer Plan.

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 2(1), including any Multiemployer Plan.

     "ENFORCEABLE" means with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the person in question, enforceable against such person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights, generally or by the principles governing the availability of equitable remedies.

     "ENVIRONMENTAL LAWS" means any and all Legal Requirements relating to the protection of the environment, including without limitation, Legal Requirements regulating air pollution, water pollution, land pollution, noise control, wetlands, water courses, natural resources, wildlife, Hazardous Materials, or any other activities or conditions which impact or relate to the environment, or the protection of human health from exposure to Hazardous Materials. Environmental Laws shall include, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Water Pollution Control Act, the Emergency Planning and Community Right to Know Act ("EPCRA"), the Oil Pollution Act, and the Toxic Substances Control Act ("TSCA"), the Occupational Safety and Health Act ("OSHA"), and any amendments thereto and all analogous state laws and local laws.

     "ENVIRONMENTAL LIABILITIES" means any and all liabilities, written claims or demands, assessments, obligations, causes of action, legal orders, damages, losses, costs, expenses, injuries, or judgments arising out of, relating to, or resulting from the presence, generation, use, handling, transport, recycling, reclamation, disposal, treatment, storage, or Release of any Hazardous Materials, or the failure or alleged failure to comply with any Environmental Law on or before the Closing. Environmental Liabilities include any cost of investigation, remediating, removing, or disposing of any Hazardous Materials, any medical monitoring of or treatment to persons exposed or allegedly exposed to such Hazardous Materials, and other related costs or expenses, including without limitation, reasonable attorney's and consultant's fees and reasonable disbursements; provided any such cost or expense shall be both reasonable and either necessary or advisable given the totality of the circumstances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect on the date or during the periods of time with respect to which such defined term is referenced.

     "ERISA AFFILIATE" means any incorporated or unincorporated trade or business which is, or at the relevant time, was under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m), or (o) of the Code.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of EPCRA.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles, as defined by the United States Financial Accounting Standards Board from time to time with respect to any financial statement referred to herein, as of the respective date of such financial statement.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or any foreign government, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

     "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HAZARDOUS MATERIALS" means (i) oil or other petroleum products; (ii) "hazardous wastes" as defined by RCRA or any similar Environmental Law; (iii) "hazardous substances" as defined by CERCLA or any similar Environmental Law;
(iv) "hazardous materials" as defined by the federal Hazardous Materials Transportation Act or any similar Environmental Law; (v) "pollutants" as defined by the federal Clean Water Act or Clean Air Act, or any similar Environmental Law; (vi) asbestos, PCBs, and other substances regulated by TSCA or any similar Environmental Law; (vii) "hazardous chemicals" as defined by OSHA's Hazard Communication Standard or any similar Environmental Law; (viii) radioactive materials subject to the U.S. Atomic Energy Act or any similar Environmental Law, regulation, ordinance or order; and (ix) any other pollutant, contaminant, chemical, or substance defined or regulated as hazardous or toxic by an Environmental Law.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuances, continuances-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, and trade names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means, whenever reference is made herein to the knowledge of any Person with respect to any matter, the actual knowledge of such Person after conducting a reasonable inquiry.

     "LEGAL REQUIREMENT" shall mean any federal, state or local or any foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any Governmental Order.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LIEN" shall mean any mortgage, pledge, lien, security interest, charge, claim, attachment, equity, encumbrance, restriction on transfer (or, in the case of capital stock, restrictions on the transfer or voting of such securities), conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any debt, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the Business as currently conducted or proposed to be conducted,
(iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confirmed to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that (A) payment of such obligations is not in arrears or otherwise due and (B) such liens do not and will not, individually or in the aggregate, have a Material Adverse Effect or materially affect the use of any Real Property, and (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws.

     "LOSSES" shall mean any and all losses, damages, injuries, deficiencies, obligations, Liabilities, causes of action, claims, awards (including awards of punitive or treble damages or interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines, penalties, and other sanctions, costs and expenses (including reasonable legal fees and expenses and costs and expenses of collection).

     "MATERIAL" or "MATERIAL" shall mean, with respect to any asset, Liability or other matter or group or series of related assets, liabilities or other matters, $10,000, determined without regard to Tax costs or benefits.

     "MATERIAL ADVERSE EFFECT" shall mean any adverse change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of such Person which, when considered either singly or together with all other adverse changes and effects with respect to which such phrase is used in this Agreement with respect to such Person, is material to such Person.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Interim Financials.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 4001(a)(3).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, pricing, payment terms and frequency).

     "PARTIES" means Buyer and Seller.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975

     "REAL PROPERTY" means all of the real property and fixtures and other improvements constituting real property, whether owned or leased, used in the Business.

     "RELEASE" shall mean any and all releasing, spilling, leaking, pumping, pouring, emitting emptying, discharging, injecting, escaping, leaching, disposing, dumping, and any other means by which any Hazardous Materials are introduced into or travel through the environment.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "TAX" means any U.S. federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II
                                 THE TRANSACTION

     SECTION 2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, each Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase and accept from each Seller, all of his Company Shares for consideration specified in this Article II.

     SECTION 2.2  NONASSUMPTION OF OTHER LIABILITIES. Notwithstanding
Buyer's purchase of the Company Shares, the Parties agree that Sellers shall be responsible for, and Buyer shall not assume or have any obligations with respect to the following Liabilities or obligations of the Company:

           (a) any liability to any Seller, current or former shareholder, partner or director, and

           (b) any obligation for (i) any Tax payable by Sellers with respect to the Business operations prior to Closing; (ii) any Tax payable by Sellers with respect to the ownership, possession, purchase, lease, sale, disposition or use of assets at any time prior to Closing; or (iii) any Tax resulting from the sale of the Company Shares to Buyer and as provided in SECTION 6.5.

     Sellers shall indemnify Buyer for these Liabilities subject to and pursuant to the provisions of ARTICLE VIII.

     SECTION 2.3 PURCHASE PRICE. At the Closing, Buyer will pay Sellers the aggregate purchase price for the Company Shares as follows:

           (a) Delivery of $2,762,487 less all bank borrowings in excess of $1.7 million, in cash by wire transfer to Sellers' accounts;

           (b) Delivery of Promissory Notes in the aggregate amount of $1,500,000 in substantially the form set forth at EXHIBIT A (the "PROMISSORY NOTES"); and

            (c) Assumption of Company's working capital debt from Pacific Mercantile and of Company's borrowing from Heller First Capital.

     SECTION 2.4  EARN-OUT CONSIDERATION.

           (a) As additional consideration for the Company Shares, Buyer will pay Sellers in the aggregate, additional consideration (the "EARN-OUT CONSIDERATION") contingent on the Business achieving the following sales and earning targets.

                                Calendar Year

                                2001                2002                2003

Net Sales Target                $10 million         $12.6 million       $14.5 million
Net Sales Payout                $240,000            $240, 000           $270,000

Net Earnings Target             $1.8 million        $2.0 million        $2.3 million
Net Earnings Payout             $560,000            $560,000            $630,000

     Meeting the Net Sales targets and Net Earnings targets are mutually exclusive; in other words, both targets do not have to be met in a particular year to qualify for the payout for the applicable target payment.

           (b) Buyer will provide the Company at least the resources and support outlined on EXHIBIT B.

           (c) If the Business meets at least 90% of the Net Sales target for the applicable calendar year, Buyer will pay 50% of the Net Sales Payout for the applicable calendar year defined in SECTION 2.4(A). If the Business meets at least 80% of the Net Earnings target for the applicable calendar year, Buyer will pay an equal percentage of the Net Earnings Payout for the applicable calendar year defined in SECTION 2.4(A).

           (d) Net Sales and Net Earnings will be calculated in accordance with Generally Accepted Accounting Principles; provided, however, the Parties agree that Net Sales shall be gross sales less returns, allowances, discounts, freight, overseas packaging, sales taxes (to the extent included in the purchase price) and freight forwarding costs, and Net Earnings shall be net earnings before taxes. Gross sales shall arise from sale of the message signs, directional displays, and warning lights sold by Company on the Closing Date and all logical product extensions, improvements and developments thereof. Net Earnings shall include all relevant costs related to the design and development, manufacturing and sale of products generating such gross sales.

           (e) Buyer will calculate the Earn Out Consideration as if Company were a separate subsidiary, or a separate and distinct division ("COMPANY DIVISION"). In no event shall any administrative or other indirect costs or expenses attributable to Buyer and/or its Affiliates be allocated to Company or Company Division; provided, however, the Parties agree that bona fide expenses attributable to Company, in whole or in part, incurred by Buyer or an Affidavit (including but not limited to insurance, legal fees, and audit fees) shall be allocated to Company or Company Division for purposes of this SECTION 2.4.

           (f) Buyer shall deliver Earn Out Financial Statements indicating the Earn Out Consideration and method of determining the same to Sellers no later than March 31, 2002 for calendar year 2001, March 31, 2003 for calendar year 2002, and March 31, 2004 for calendar year 2003.

           (g) Buyer shall permit Sellers and the representatives of Sellers (including, without limitation, accounting representatives) to have reasonable access to, and to examine, all work papers and financial records of Buyer, the Company, and/or the Company Division, which relate in any manner to the determination of the Earn-Out Consideration. In the event any Seller disputes the amount of the Earn-Out Consideration (the "EARN-OUT DISPUTED ITEMS"), the Sellers shall notify Buyer in writing, within thirty (30) days after receipt of the Earn-Out Financial Statements, of such Earn-Out Disputed Items, and specify the amount thereof disputed, the basis therefor, and the amount that the Seller believes to be the correct amount. A failure by Sellers to deliver such a written notice of an Earn-Out Disputed Items to Buyer within such thirty (30) day period shall constitute the Sellers' acceptance of all of the items in the Earn-Out Financial Statements, and in such event such thirtieth day shall be the Resolution Date for purposes of SECTION 2.4(H). In addition, any items in the Earn-Out Financial Statements not disputed by any Seller in such 30 day period pursuant to such written notice shall be deemed to have been accepted by the Sellers.

     If a written notice of Earn-Out Disputed Items shall be timely delivered, the Sellers and Buyers shall, during the 30 days following the date of such delivery (the "EARN-OUT RESOLUTION PERIOD"), negotiate in good faith (with the assistance of their respective independent accountants) to resolve the Earn-Out Disputed Items and agree to any resulting changes to the amount of the Earn-Out Consideration. If, during such Earn-Out Resolution Period, the parties are unable to reach agreement, Buyer and Sellers shall refer all unresolved Earn-Out Disputed Items to any "big five" independent accounting firm as mutually agreed upon by the Buyer and Sellers (the "INDEPENDENT ACCOUNTANT"). If the parties are unable to agree upon such Independent Accountant, then the Independent Accountant shall be Arthur Andersen & Co. The Independent Accountant shall make a determination with respect to each unresolved Earn-Out Disputed Item within thirty (30) days after its engagement by the Buyer and Sellers to resolve such Earn-Out Disputed Items, which determination shall be made in accordance with the rules set forth in this SECTION 2.4. The Independent Accountant shall deliver to Buyer and the Sellers, within such thirty (30) day period (i) a report setting forth its adjustments, if any, to such Earn-Out Financial Statements, and, if necessary, (ii) financial statements resulting from the application of such adjustments (the "ADJUSTED EARN-OUT FINANCIAL STATEMENTS"). Such report in the Adjusted Earn-Out Financial Statements shall be final, binding on the Parties hereto, and conclusive. The costs incurred in connection with the engagement of the Independent Accountant shall be borne equally.

           (h) The date on which there is a final determination of the Earn Out Consideration, whether by agreement of the Parties, pursuant to SECTION 2.4(G), or by decision of Independent Accountant, as applicable, shall be the resolution date ("RESOLUTION DATE"). All actions of Sellers with respect to the determination of the Earn Out Consideration shall be done jointly, not independently.

           (i) All Earn Out Consideration shall be paid to Sellers no later than ten (10) days after the Resolution Date. Buyer agrees that it will pay directly the aggregate Earn Out Consideration sixty percent (60%) to Fernandez and forty percent (40%) to Martinez.

           (j) The parties agree that any future Net Sales and Net Earnings targets will be deemed immediately earned in full upon a Change of Control of Buyer. For purposes of SECTION 2.4(J), Change of Control of Buyer shall mean (i) any change of ownership or control of more than fifty percent (50%) of the issued and outstanding capital stock of Company (in one or more transactions), whether by sale or transfer by the shareholders of Company, or by liquidation, merger, recapitalization, sale or other disposition of or reorganization of Company, or a sale of all or substantially all of the assets of Company, or by purchase, sale, issuance, exchange, redemption or other acquisition of any of the issued and outstanding capital stock of Company, unless an Affiliate of Quixote Corporation is the party, directly or indirectly, owning or controlling Company; or (ii) or any change of ownership or control of more than fifty percent (50%) of the issued and outstanding common stock of Quixote Corporation (in one or more transactions), whether by sale or transfer by the shareholders of Quixote Corporation, or by liquidation, merger, recapitalization, sale or other disposition of or reorganization of Quixote Corporation, or a sale of all or substantially all of the assets of Quixote Corporation, or by purchase, sale, issuance, exchange, redemption or other acquisition of any of the issued and outstanding common stock of Quixote Corporation. For purposes of SECTION 2.4(J), future Net Sales and Net Earnings shall mean Net Sales and Net Earnings of a calendar year that includes the effective date of the Change of Control and any calendar years thereafter. In such event, the net Sales Payout and the Net Earnings Payout will be paid within ninety (90) days of the effective date of the Change of Control.

           (k) In the event Buyer implements a substantial change in the operation of the Business compared with the Business as it exists at the Closing Date, the Parties agree to negotiate in good faith any revisions to the targets and payouts of SECTION 2.4(A) that such substantial changes may require, if any. For these purposes, substantial change in the operation of the Business includes a change in the manufacture and sale of those message signs, directional displays and warning lights sold by Company at the Closing Date. In the event the Parties fail to agree, Sellers shall provide written notice to Buyer stating with reasonable particularity the changes in the operation of the Business, the effect such changes have on Sellers' ability to achieve the Earn Out Consideration, and Sellers' election to submit the dispute for resolution pursuant to SECTION 9.15 and the procedures outlined therein shall apply.

     SECTION 2.5 THE CLOSING.

           (a) The closing of this transaction (the "CLOSING") will take place at the offices of Rutan & Tucker in Costa Mesa, California, commencing at 9:00 a.m. local time on January 16, 2001 or the first business day following satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Acquisition, or such other date as the Parties may mutually determine (the "CLOSING DATE").

           (b) The Parties agree that notwithstanding the Closing Date, the transactions contemplated here will for all purposes be effective as of the beginning of business California time on January 1, 2001 ("EFFECTIVE DATE").

     SECTION 2.6 DELIVERIES AT THE CLOSING. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in SECTION 7.1 below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in SECTION 7.2 below, (iii) Buyer will deliver to Sellers the purchase price in cash, the Promissory Notes, evidence of full payment of Company's debt to Pacific Mercantile Bank and Heller First Capital, and the guaranty of Quixote Corporation in form substantially similar to that attached hereto as EXHIBIT C, and (iv) Sellers will deliver to Buyer certificates representing Company Shares endorsed to Buyer.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

     SECTION 3.1  REPRESENTATIONS AND WARRANTIES OF EACH SELLER CONCERNING
THE TRANSACTION. Each Seller represents and warrants to Buyer that the statements contained in this SECTION 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date with respect to himself, except as set forth in the Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE").

           (a) TITLE TO COMPANY SHARES. Such Seller beneficially owns the number of Company Shares set forth next to his name in SCHEDULE 3.1, free and clear of any restrictions on transfer (other than any restrictions under the U.S. and State securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commissions, equities, claims and demands. Seller is not a party to any Contractual Obligation that could require Seller to sell, transfer or otherwise dispose of any capital stock of Company (other than this Agreement) or with respect to the voting of any capital stock of the Company.

           (b) AUTHORIZATION OF TRANSACTION. Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement is Enforceable against Seller. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated herein, will
(i) violate any Legal Requirement or Governmental Order to which such Seller is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any Contractual Obligation to which such Seller is a party or by which he is bound or to which any of his assets is subject.

           (d) BROKERS' FEES. Seller and Company have no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

           (e) LITIGATION. There is no Action pending or, to Seller's Knowledge, threatened (i) against Seller or Company with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect on the ability of Seller to perform his obligations under this Agreement or (ii) which seeks to enjoin or obtain damages in respect of the consummation of this transaction. Neither Seller nor Company is subject to any outstanding Governmental Order which would have a Material Adverse Effect on the ability of Seller to perform his obligations under this Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF BUYER CONCERNING THE TRANSACTION. Buyer represents and warrants to Sellers that the statements contained in this SECTION 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

           (a) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           (b) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is Enforceable against Buyer. Buyer need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

           (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated herein, will
(i) violate any Legal Requirement or Governmental Order to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contractual Obligation to which Buyer is a party or by which it is bound or to which any of its assets is subject.

           (d) BROKERS' FEES. Except for Laurence Barr & Co., Ltd., which fee shall be paid by Buyer, Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

           (e) LITIGATION. There is no Action pending or, to Buyer's Knowledge, threatened (i) against Buyer or any of its Affiliates with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated herein. Neither Buyer nor any of its Affiliates is subject to any outstanding

Governmental Order which would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                             CONCERNING THE BUSINESS

     Each Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in sections corresponding to the sections contained in this ARTICLE IV.

     SECTION 4.1 ORGANIZATION OF SELLER. Company is duly organized, validly existing and in good standing under the laws of California. Company is qualified to do business and is in good standing in the jurisdictions identified on
SCHEDULE 4.1. Company is authorized to conduct business as a foreign corporation, and is in good standing as such, in each jurisdiction in which it owns or leases real property or in which the failure to be so authorized and in good standing would have a Material Adverse Effect. Company has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the Business. Company has delivered to Buyer correct and complete copies of the charter and by-laws of Company (as amended to date). Company has no direct or indirect subsidiaries.

     Company's authorized, issued and outstanding capital stock is set forth on
SCHEDULE 4.1. All of the Company Shares have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Company Shares or any other securities of Company were issued in violation of any securities laws or any other Legal Requirement.

     SECTION 4.2 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT D are the following financial statements (collectively the "FINANCIAL STATEMENTS"):
(i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow ("ANNUAL FINANCIALS") as of and for the fiscal periods ended December 31, 1999, December 31, 1998 and December 31, 1997 for Company; and (ii) unaudited balance sheets and statements of income (the "INTERIM FINANCIALS") as of and for the eleven (11) months ended November 30, 2000 (the "MOST RECENT FISCAL MONTH END") for Company. Except as set forth on SCHEDULE 4.2, the Financial Statements (including the notes thereto) were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods covered thereby, are correct and complete, and present fairly, in all material respects, the financial condition and the results of operations of Company, and are consistent with the books and records of Company, (which books and records are correct and complete); provided, however, that the Interim Financials are subject to normal year-end adjustments (which will not be material individually or in the aggregate and do not include footnote and other presentation items).

     SECTION 4.3. DEBT. As of Closing, Company shall have secured debt to Pacific Mercantile Bank and Heller First Capital not greater than $1.7 million.

     SECTION 4.4 SUBSEQUENT EVENTS. Except as set forth on SCHEDULE 4.4, since November 30, 2000, there has not been any Material Adverse Change in the Business, financial condition, operations, results of operations, or future prospects, of the Business. Without limiting the generality of the foregoing, since that date:

           (a) Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, used in the Business other than for a fair consideration in the Ordinary Course of Business;

           (b) Company has not entered into any Contractual Obligation (or series of related Contractual Obligations) (other than contracts to sell goods in the Ordinary Course of Business) either involving more than $5,000 or outside the Ordinary Course of Business;

           (c) no party has accelerated, terminated, modified or canceled any Contractual Obligation (or series of related Contractual Obligations) involving more than $5,000 to which Company is a party or by which it is bound;

           (d) no Lien has been imposed upon any assets of Company, whether tangible or intangible;

           (e) Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

           (f) Company has not made any capital investment in, any loan to, or any acquisition of the assets of, any other Person (or series of related capital investments, loans and acquisitions), or paid or declared any dividend or distribution in cash, stock, or otherwise, to its shareholders;

           (g) Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation, involving more than $5,000 singly; except in the Ordinary Course of Business;

           (h) Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

           (i) Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $5,000 or outside the Ordinary Course of Business;

           (j) Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

           (k) Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

           (l) Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

           (m) Company has not granted any increase in the base compensation of any of its officers and employees outside the Ordinary Course of Business;

           (n) Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

           (o) Company has not made any other change in the employment terms for any of its officers and employees outside the Ordinary Course of Business;

           (p) Company has not made or pledged to make any charitable contribution outside the Ordinary Course of Business;

           (q) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business with respect to the Business; and

           (r)  Company has not committed to do any of the foregoing.

     SECTION 4.5 LIABILITIES. Except as set forth on SCHEDULE 4.5, Company has no Liabilities (and there is no basis for any present or future Action against it giving rise to any Liability), other than Liabilities (i) as set forth in the Most Recent Balance Sheet or (ii) as incurred in usual amounts since November, 30, 2000 in the Ordinary Course of Business, or disclosed in the Disclosure Schedules.

     SECTION 4.6 LEGAL COMPLIANCE. Company has complied in all material respects with all applicable Legal Requirements and no Action has been filed or commenced against Company alleging any failure to comply with any Legal Requirements. Company has been duly granted and continues to hold, and at the Closing will hold, all material licenses, permits, consents, approvals, franchises and other authorizations under any Legal Requirement or necessary for the conduct of the Business as currently conducted including, without limitation, all Underwriters Laboratories, Inc. permits (the "PERMITS"). All of the Permits are now, and after giving effect to the Closing will be, in full force and effect. SCHEDULE 4.6 includes a list of all Permits and applications therefor that are material to the Business. Company has not received any written notice that any Governmental Authority or other licensing authority or association intends to revoke, cancel, rescind, modify in a material manner or refuse to renew in the Ordinary Course of Business any of the Permits set forth on SCHEDULE 4.6.

         SECTION 4.7  TAX MATTERS.  Except as set forth on SCHEDULE 4.7:

           (a) Company has filed all Tax Returns that it was required to file. All such Tax Returns were prepared in a manner required by applicable law. All Taxes owed by Company (whether or not shown on any Tax Return) have been paid or accrued, except for taxes that may come due as a result of the Transaction. Company is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax. Company has been and is a qualified S Corporation pursuant to
Section 1361 of the Code, and no action has been taken to terminate that status.

           (b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

           (c) Company does not expect any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Company either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which Company has Knowledge based upon personal contact with any agent of such Governmental Authority. SCHEDULE 4.7 lists all income Tax Returns filed with respect to Company for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

           (d) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Company has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to Company under Code Sec. 280G. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662 or has documented substantial authority for such treatment in accordance with the provisions of Section 6662 (d)(2)(B)(i) of the Code. Company is not a party to any Tax allocation or sharing agreement.

           (f) Company has no liability for Taxes for any Tax period ending prior to the Closing Date other than Taxes for which there is an accrual for current Taxes reflected on the Most Recent Balance Sheet.

           (g) Company has no liability for Taxes of any other Person or entity, has no Tax liability as a successor or transferee, and has no Tax liability for the Taxes of any person (other than the Company) pursuant to
Section 1.1502-6 of the Treasury Regulations or similar provisions of state, local or foreign Tax laws.

           (h) Company has no liability pursuant to any written agreement to share, allocate or reimburse Taxes or Tax benefits.

           (i) There are no "excess loss accounts" or "intercompany items," within the meaning of Section 1.1502 of the Treasury Regulations, between Company and any other Person.

     SECTION 4.8 TITLE TO ASSETS. Company has good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid leasehold interest or license, all of the properties, rights and assets, whether real or personal and whether tangible or intangible, used in the Business, including all properties, rights and assets reflected on the Most Recent Balance Sheet (except as sold or otherwise disposed of since November 30, 2000, in the Ordinary Course of Business or as otherwise required by this Agreement). Except as set forth in SCHEDULE 4.8, The assets are not subject to any Lien; no personal property used by Company in connection with the Business is held under lease, security agreement, conditional sales contract, or other title retention or security arrangement or is located other than in the possession of Company, except as described in SCHEDULE 4.8 hereto. Except as set forth in SCHEDULE 4.8, all the assets used in the Business (including all inventory and tooling) are located at Company's facilities in La Mirada, California.

     SECTION 4.9  REAL PROPERTY

           (a)  Company owns no real property, directly or indirectly.

           (b) SCHEDULE 4.9(B) lists and describes briefly all Real Property leased or subleased to or by Company with respect to the Business, and all leases and subleases relating thereto. Company has delivered to Buyer correct and complete copies of the leases and subleases listed in SCHEDULE 4.9(B). With respect to each such lease or sublease (the "LEASES") except as set forth on
SCHEDULE 4.9(B):

                 (i) the lease or sublease is in full force and effect and will remain in full force and effect on identical terms on and after the Closing, and the Company is in possession of the leased premises and all rental and other obligations of the Company are current;

                 (ii) the Company is not in breach or default and to the Knowledge of Sellers, no party to the lease or sublease is in breach or default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration, thereunder;

                 (iii) no party to the lease or sublease has repudiated any provision thereof;

                 (iv) there are no disputes, oral agreements or forbearance rograms in effect as to the lease or sublease to which the Company is a party;

                 (v) Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                 (vi) to the Knowledge of Sellers, all facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required of Company in connection with the operation thereof and have been operated and maintained in accordance with applicable Legal Requirements; and

                 (vii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     SECTION 4.10  INTELLECTUAL PROPERTY.

           (a) Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by Company with respect to the Business immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Except as set forth on SCHEDULE 4.10, Company has taken all reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

           (b) To the Knowledge of Sellers, Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Company and its officers and directors has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party) that has not previously been resolved. Except as set forth on SCHEDULE 4.10, to the Knowledge of Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Company with respect to the Business.

           (c) SCHEDULE 4.10(C) identifies each patent or registration which has been issued to Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Company has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. SCHEDULE 4.10(C) also identifies each trade name or mark and unregistered trade name mark used by Company in connection with the Business. With respect to each item of Intellectual Property required to be identified in SCHEDULE 4.10(C) and except as set forth on SCHEDULE 4.10(C):

                 (i) Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                 (ii) the item is not subject to any outstanding Governmental Order;

                 (iii) no Action is pending or to the Knowledge of Sellers is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (d) SCHEDULE 4.10(D) identifies each item of Intellectual Property that any third party owns and that Company uses with respect to the Business pursuant to license, sublicense, agreement, or permission, other than "shrink wrap" software or other assets in which the right to use Intellectual Property was acquired upon purchase of the asset. Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) (the "LICENSES"). With respect to each item of Intellectual Property required to be identified in SCHEDULE 4.10(D):

                 (i) the license, sublicense, agreement, or permission is in full force and effect;

                 (ii) the license, sublicense, agreement, or permission will remain in effect on identical terms following the Closing;

                 (iii) The Company is not in breach of, and to the Knowledge of Sellers, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; and

                 (v) Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     SECTION 4.11 TANGIBLE ASSETS. Sellers have delivered to Buyer a complete and accurate list describing and specifying the location of all trucks, automobiles, machinery, equipment, computers, data processing hardware, telecommunications equipment, furniture, supplies, tools, dies, jigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by Company in connection with the Business, except inventories. The property so listed is in good operating condition and repair (subject to normal wear and tear), and constitutes all tangible personal property necessary for the conduct by Company of the Business as now conducted, and necessary for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. Except as stated in SCHEDULE 4.11, the tangible assets, taken as a whole, are suitable for the purposes for which they are presently used.

     SECTION 4.12 INVENTORIES; RECEIVABLES.

           (a) The inventories which are reflected on the Most Recent Balance Sheet and the inventories which have been acquired by Company since the date thereof were acquired in the Ordinary Course of Business and in a manner consistent with the regular inventory practices of Company. The inventories consist solely of quantities and qualities useable and saleable in the Ordinary Course of Business of Company. Except as disclosed on SCHEDULE 4.12, no items of inventory are held by Company on consignment from other Persons or are held by other Persons on consignment from Company.

           (b) The receivables classified on the Most Recent Balance Sheet as "Accounts Receivable" and all of the receivables which have arisen or have been acquired by Company since the date thereof (collectively, the "Receivables") are bona fide and have arisen or were acquired in the Ordinary Course of Company's Business and in a manner consistent with its regular credit practices. The provision for doubtful accounts reflected in the Most Recent Balance Sheet has been determined in accordance with a Generally Accepted Accounting Principles, consistently applied. Since the Most Recent Fiscal Month End, Company has not cancelled or agreed to cancel, in whole or in part, any Receivables except in the Ordinary Course of Business, consistent with past practices. The Receivables have been collected or are collectible in the Ordinary Course of Business, in the aggregate amounts thereof, less the provision for doubtful accounts reflected in the Most Recent Balance Sheet.

     SECTION 4.13  BOOKS AND RECORDS.

           (a) None of the records, systems, data or information of Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process, computerized or not) which are not under the ownership and control of Company, except as set forth on SCHEDULE 4.13.

           (b) The books of account and all other material business records of Company with respect to the Business, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Except as set forth in
SCHEDULE 4.13, Company has (i) made and kept books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (w) transactions are executed in accordance with management's general or specific authorization; (x) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles or any other criteria applicable to such statements, and (B) to maintain accountability for assets; (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 4.14  CERTAIN CONTRACTUAL OBLIGATIONS; SUPPLIERS AND CUSTOMERS.
SCHEDULE 4.14 contains a true and complete list of all of the following Contractual Obligations of Company:

           (a) All Contractual Obligations (or group of related Contractual Obligations) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

           (b) All Contractual Obligations (or group of related Contractual Obligations) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Company, or involve consideration in excess of $5,000;

           (c) All Contractual Obligations concerning a partnership or joint venture;

           (d) All Contractual Obligations (or group of related Contractual Obligations) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation in excess of $5,000, or under which it has imposed a Lien on any of its assets, tangible, or intangible;

           (e) All Contractual Obligations concerning confidentiality or noncompetition;

           (f) All Contractual Obligations with any Affiliates of Sellers or Company;

           (g) All profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

           (h)  All collective bargaining agreements;

           (i) Any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

           (j) All Contractual Obligations under which it has advanced or loaned any amount to any of its officers and employees;

           (k) All Contractual Obligations relating to the export business of Company;

           (l) All Contractual Obligations with respect to which the consequences of a default or termination could have a Material Adverse Effect on the Business; or

           (m) All other Contractual Obligations (or group of related Contractual Obligations) the performance of which involves consideration in excess of $5,000.

     Company has delivered to Buyer a correct and complete copy of each written agreement listed in SCHEDULE 4.14 (as amended to date) and a written summary of the terms and conditions of each oral Contractual Obligations referred to in
SCHEDULE 4.14, each as in effect on the date hereof and (except as otherwise required by this Agreement) as it will be in effect at the Closing, including, without limitation, all amendments (such Contractual Obligations, together with the Insurance Policies, being referred to hereunder collectively as the "CONTRACTS"). Each Contract is, and after giving effect to the Closing hereunder and the consummation of the transactions contemplated hereby will be, Enforceable by Company, against each Person (other than Company) which is a party thereto, except: (i) as otherwise required by the terms of this Agreement,
(ii) for such failures to be so Enforceable as do not and shall not have a Material Adverse Effect on the Business and (iii) as such Enforceability may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (B) general principles of equity (whether considered in a proceeding at law or in equity). No breach or default by Company under any of the Contracts has occurred and is continuing, to the Knowledge of Sellers no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration by any other Person under any of the Contracts, except in each such case as has not had and will not have a Material Adverse Effect on the Business. To the Knowledge of Sellers (i) no party to any Contract has repudiated any provision of such Contract. To the Knowledge of Sellers (ii) no breach or default by any other Person under any of the Contracts has occurred and is continuing, and to the Knowledge of Sellers (iii) no default by any other Person under any of the Contracts has occurred and is continuing, and no default has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by Company under any of the Contracts, except in each such case as has not had and will not have a Material Adverse Effect on the Business.

     SCHEDULE 4.14 sets forth (i) a list of the ten (10) largest customers of Company based on sales during the eleven months ended November 30, 2000 showing the approximate total sales by Company to each such customer during the eleven months ended November 30, 2000, and (ii) a list of the ten (10) largest suppliers of Company based on purchases during the twelve months ended December 31, 2000, showing the approximate total purchases by Company from each such supplier during the twelve months ended December 31, 2000. Except as described on SCHEDULE 4.14, since the Most Recent Fiscal Month End, there has not been any Material Adverse Effect in the business relationship of Company with any customer or supplier, and there is no reason to believe consummation of the transactions contemplated by this Agreement or otherwise), in any such case which has resulted or will result in a Material Adverse Effect with respect to the Business.

     SECTION 4.15 POWERS OF ATTORNEY. Except as set forth on SCHEDULE 4.15, there are no outstanding powers of attorney executed on behalf of Company with respect to the Business.

     SECTION 4.16 INSURANCE. SCHEDULE 4.16 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two years (the "INSURANCE POLICIES"): (i) the name, address, and telephone number of the agent;
(ii) the name of the insurer, the name of the policy holder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. Company is not in default with respect to any material provision contained in any Insurance Policy. Company has been covered during the past four years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. SCHEDULE
4.16 describes any self-insurance arrangements affecting Company.

     SECTION 4.17 LITIGATION. SCHEDULE 4.17 sets forth each instance in which Company (i) is subject to any outstanding Governmental Order or (ii) is a party or has been threatened in writing to be made a party to any Action, in, or before any Governmental Authority or before any arbitrator. Company has no reason to believe that any such Action may be brought or threatened against Company or the Business.

     SECTION 4.18  PRODUCT WARRANTY Except as set forth in SCHEDULE 4.18.
Each product manufactured, sold or leased by Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and Company has no Liability (and there is no basis for any present or future Action against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company. No product manufactured, sold or leased by Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease of Company. Company has delivered to Buyer copies of the standard terms and conditions of sale or lease used by Company (containing applicable guaranty, warranty, and indemnity provisions) in the Business.

         SECTION 4.19  PRODUCT LIABILITY; PRODUCT SAFETY.

           (a) To the Knowledge of Sellers, Company has no Liability (and there is no basis for any present or future Action, against it giving rise to any Liability) arising out of any death or injury to individuals or damage to property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Company.

           (b) Company has not been required to file any notification or other report with or provide information to any product safety agency, commission, board or other Governmental Authority of any jurisdiction concerning actual or potential hazards with respect to any product manufactured or sold by Company with respect to the Business. Each product manufactured, distributed or sold by Company in the conduct of the Business complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other Governmental Authority.

           (c) Company has not made any material misrepresentation or furnished any information containing any material omission to any product safety testing laboratory or similar organization with respect to the Business. Company has not failed to obtain approval of any product, component or process which is used, manufactured or licensed by Company in the conduct of the Business and which is legally required to be approved by any independent or government-sponsored testing laboratory, industry trade association or similar body, agency or association.

     SECTION 4.20 EMPLOYEES. With respect to the Business, no executive, key employee, or to the Knowledge of Sellers, group of employees has any plans to terminate employment with Company. Except as set forth in SCHEDULE 4.20, Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, lockouts, grievances, arbitration, claims of unfair labor practices, or other collective bargaining disputes or individual claims or complaints. To the Knowledge of Sellers, Company has not committed any unfair labor practice or illegal employment practice. Neither Seller and none of the officers and employees with responsibility for employment matters of Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Company.

     SECTION 4.21 EMPLOYEE BENEFITS.

           (a) CHEDULE 4.21 lists each Employee Benefit Plan that Company maintains or to which Company contributes for the benefit of any current or former employee of Company. Except as set forth on SCHEDULE 4.21:

                 (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                 (ii) All required reports, descriptions and notices (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan

Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and of Sec. 4980B and Subtitle K of the Code have been met with respect to each such Employee Benefit Plan which is subject to such requirements.

                 (iii) All contributions (including all employer contributions and employee salary reduction and/or after tax contributions) which are due have been timely paid to each such Employee Benefit Plan, and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued on the basis of consistent methods in accordance with sound actuarial or accounting practices.

                 (iv) The Company has no Employee Pension Benefit Plan which is a defined benefit Employee Pension Benefit Plan.

                 (vi) Company has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                 (b) With respect to each Employee Benefit Plan that Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute except as set forth on SCHEDULE 4.21:

                 (i) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or to the Knowledge of Sellers is threatened.

                 (ii) There are and during the past three (3) years there have been no inquiries, proceedings, claims or suits pending or to the Knowledge of Sellers threatened by any Governmental Authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans.

           (c)   (i)    Neither Company nor any of its ERISA Affiliates has, or
ever had, any obligation to contribute to any Multiemployer Plan.

                 (ii) No entity which was ever an ERISA Affiliate had any obligation to contribute to any Multiemployer Plan prior to or during the period when it was an ERISA Affiliate.

                 (iii) Seller is not aware of any fact or circumstance which could cause the Company to incur any liability (including any joint and several liability) to any Multiemployer Plan, or to the PBGC with respect to any Multiemployer Plan, under Title IV of ERISA.

           (d) Company does not maintain and never has maintained and does not contribute, and never has contributed, and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     SECTION 4.22 ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth on
SCHEDULE 4.22:

           (a) Company has complied in all material respects, and is currently in compliance, with all Environmental Laws, no Action has been filed or commenced against the Company alleging any failure so to comply, and Sellers know of no conditions or circumstances which might reasonably cause an allegation that Company failed to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance in all material respects, and is currently in compliance, with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects, and is currently in compliance, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws.

           (b) Company has no material Environmental Liabilities, and there are no conditions or circumstances which might reasonably result in any material Environmental Liabilities; (and there is no basis related to the past or present operations, properties, or facilities of Company, for any present or future Action against Company giving rise to any material Environmental Liabilities), including any material Environmental Liabilities with respect to: (x) noncompliance with any applicable Environmental Laws, or (y) the presence or Release or threatened Release of any Hazardous Materials, or (z) personal injury, wrongful death, property damage, or other tortious conduct relating specifically to any Hazardous Materials used, manufactured, sold, or disposed of by or on behalf of Company.

           (c) To the knowledge of Sellers, all properties, materials, and equipment used in the Business of Company have been and are free of Hazardous Materials including but not limited to asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances and Company has not used tetrachloroethylene in the Business.

           (d) Company has materially complied, and is currently in material compliance with, all Legal Requirements relating to public health and safety, and worker health and safety (including, without limitation, the OSHA).

           (e) Company has provided to Buyer the opportunity to review all documentary information in its possession or control regarding Environmental Liabilities or Areas of Environmental Concern associated with the properties and the businesses currently or formerly owned or operated by Company with respect to the Business.

           (f) All product labeling of Company has been in material conformity with applicable laws (including rules and regulations thereunder), with respect to the Business.

     SECTION 4.23 CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. Except as set forth on SCHEDULE 4.23, Company has not been involved in any business arrangement or relationship with Sellers and their Affiliates within the past twelve (12) months, and no Affiliate of Sellers owns any asset, tangible or intangible, which is used in the Business. No officer, director, or employee of Company, acting for or on behalf of Company, has directly or indirectly, made any payment, kickback, bribe, gift, rebate, payoff or other payment to obtain (or pay for) favorable treatment in securing business, to obtain (or pay for) special concessions, or in violation of any Legal Requirements, or has established or maintained any fund or asset that has not been recorded in the books and records of Company.

     SECTION 4.24 DISCLOSURE. Neither this Agreement (including the representations and warranties set forth herein, the Exhibits and Schedules hereto) contains or will contain any untrue statement of a material fact. This Agreement (including without limitation these representations and warranties, the Exhibits and Schedules hereto) do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     SECTION 5.1 INSPECTION. From the date hereof until the Closing, Sellers will give Buyer and its representatives (upon reasonable advance notice and during normal business hours) reasonable access to Company's properties, books, and records for the purpose of making preparations for the continued post-Closing operation of the Business, and Buyer will furnish to Sellers all such information and documents relating to Buyer as Seller may reasonably request. Each of the Parties will treat, and will cause his or its representatives to treat, all information that is received under this SECTION 5.2, if not in the public domain, as Confidential Information in accordance with
SECTION 6.4.

     SECTION 5.2 COMPANY SECURED DEBT. At the Closing, Buyer will pay off in full Company's secured debt at Pacific Mercantile Bank and Company's acquisition financing at Heller First Capital Corp. The Parties will co-operate to obtain the release of all Liens on assets of Company on or before the Closing.

     SECTION 5.3 EMPLOYEES. On or before the Closing, Buyer will enter into written offers of employment with Sellers substantially in form of EXHIBIT E.

     SECTION 5.4 RETIREMENT PLANS. The Parties will take all reasonable and necessary actions to assure that Company employees accounts in the Company Incentive Savings Plan can be transferred to the Quixote Corporation Incentive Savings Plan in a manner that complies with all Legal Requirements.

     SECTION 5.5 CONSENTS. Prior to the Closing, Sellers shall use commercially reasonable efforts to obtain such consents or waivers from third parties necessary to consummate the transactions contemplated hereunder as are set forth in EXHIBIT F.

     SECTION 5.6 GUARANTEES. Buyer shall use commercially reasonable efforts to have Sellers released from any and all guaranties of the Company that any of such Sellers personally guaranteed for the benefit of the Company. Buyer agrees to indemnify the Sellers against any and all claims under such guarantees which arise out of Buyer's failure or inability to cause such guarantees to be released on or prior to the Closing, or otherwise.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     SECTION 6.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request in writing, all at the sole cost and expense of the requesting party (unless the requesting Party is entitled to indemnification therefor under ARTICLE VIII below). Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data relating to Company, provided, however, the Sellers may make copies of records and tax returns as deemed commercially reasonable prior to Closing.

     SECTION 6.2 LITIGATION SUPPORT; ACCESS TO RECORDS.

           (a) In the event and for so long as any Party actively is contesting or defending any Action in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ARTICLE VIII; provided however that if such Action is one between the Parties, the applicable rules of procedure and evidence of the forum in which such Action is pending shall govern with respect to the subject matter of this SECTION 6.2 with respect to such Action).

     (b) Buyer shall retain the books and records of the Business as they physically exist on the Closing Date for a period of five (5) years (or such longer time period as typically maintained by similar companies or as may be required by law), from the Closing Date. Sellers shall have access to such books and records on reasonable notice during normal business hours for any reasonable and necessary purposes. Except as provided in SECTION 2.4, to the extent Sellers request for access is made in connection with, or contemplation of, any litigation between Sellers and Buyer, Sellers right to obtain such access shall be solely governed by the discovery provisions of the applicable rules of civil procedure. If Sellers desire copies of any such books and records during or after such retention period, they shall notify Buyer and will be permitted to have copies or make copies of such books and records, provided that Sellers bear the costs and expenses of such copying.

     SECTION 6.3 CONFIDENTIALITY. Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which is in his possession. In the event that Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then Sellers will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6.3. If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Sellers may disclose the Confidential Information to the tribunal; provided, however, that Sellers shall use their best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information, which is generally available to the public immediately prior to the time of disclosure.

     SECTION 6.4 COVENANT NOT TO COMPETE.

           (a) Each Seller agrees that for a period of three (3) years after the Closing Date, he will not, and he will cause his respective Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly:

                 (i) own, manage, operate, provide financing to, or join, control or participate in the ownership, management, operation or control of, or provision of financing to, any business wherever located (whether in corporate, proprietorship or partnership form or otherwise), if such business is competitive with the Business as currently conducted or as it has been conducted during the twelve (12) month period prior to the Closing Date;

                 (ii) for the direct or indirect benefit of any Person engaged in the business of manufacturing or selling products which are competitive with the products manufactured or distributed on the date hereof by the Business (a "COMPETITOR"), seek to procure orders from, or do business with, or procure directly or indirectly with any other Person, or procure orders from or do business with, any Person who or which has been a customer of the Business at any time during the period of twelve (12) months prior to the Closing Date;

                 (iii) for the direct or indirect benefit of any Competitor, engage, employ, solicit or contact with a view to the engagement or employment by any Person, any Person who has been an employee, officer or manager of Company in the twelve (12) months prior to the Closing Date, in any case if the employee, officer or manager either was, as a part of his or her duties, privy to Confidential Information or know-how or would be in a position to exploit the trade connections of the Business; or

                 (iv) seek to contract with or engage (in such a way as to adversely affect the Business as operated on the date of this Agreement) any Person who or which is a party to a Contractual Obligation with the Business, or has otherwise been engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Business, at any time during the period of twelve (12) months prior to the Closing Date.

Provided, however, that ownership or acquisition by a Seller and Affiliates of an aggregate of (calculated for such Seller and Affiliates, collectively) less than five percent (5%) of the outstanding stock of any publicly traded company or substantially similar to or which compete with the Business shall not constitute a violation of this SECTION 6.4; PROVIDED HOWEVER, in the event the employment of either Seller is terminated by Company for any reason other than for "cause" pursuant to Section 5 of the Employment Letter Agreement between Company and said Seller dated January 16, 2001, the provisions of SECTION 6.4(A) shall only apply to that terminated employee until the second anniversary of the Closing Date.

           (b) Sellers and Buyer acknowledge and agree that, (i) they regard the restrictions contained in SECTIONS 6.3 AND 6.4 as reasonable and designed to provide Buyer with limited, legitimate and reasonable protection against subsequent diminution of the value of Business attributable to any actions of Seller, or any of their Affiliates contrary to such covenants, and (ii) because the legal remedies of Buyer may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in SECTIONS 6.3 AND 6.4, Buyer may, in addition to obtaining any other remedy or relief available to it (including, without limitation, consequential and other damages at law), obtain specific enforcement of SECTIONS 6.3 AND 6.4 and other equitable remedies. Sellers also acknowledge and agree that no breach by Buyer of, or other failure by Buyer to perform, any of the covenants or obligations of Buyer under this Agreement or otherwise shall relieve Sellers of any of their obligations under SECTIONS 6.3 AND 6.4.

           (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this SECTION 6.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     SECTION 6.5 ADDITIONAL TAX COVENANTS.

           (a) Sellers shall be responsible for the preparation and filing of all Company's federal income Tax Returns with respect to all periods ending on or prior to the Effective Date and for the payment of all federal income Taxes with respect to such returns. Such Tax Returns shall be prepared in a manner consistent with prior practice. Sellers shall provide Buyer with copies of such completed Tax Returns.

           (b) Sellers shall be responsible for the preparation and filing of all state and local Tax Returns of Company that are required to be filed on or before the Effective Date, and for the payment of all Taxes with respect to such Tax Returns (less the portion of such Taxes that are specifically accrued as current taxes on the Most Recent Balance Sheet). Such Tax Returns shall be prepared in a manner consistent with prior practice.

           (c) Sellers shall prepare and, if required to do so by applicable Legal Requirements, deliver to Buyer for signing and filing, all state and local Tax Returns of Company with respect to any Tax period ending prior to or on the Effective Date (including any short period) that have not been filed prior to or on the Closing Date. Sellers will provide Buyer with an opportunity to review and comment on such Tax Returns at least fifteen (15) days prior to the due date for the filing of such Tax Returns. Buyer and Sellers agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Returns by Buyer prior to the filing of such Tax Returns. Sellers shall pay Buyer, in immediately available funds, any Taxes that are required to be paid with such Tax Returns (less the portion of such Taxes that are specifically accrued as "current taxes" on the Most Recent Balance Sheet.)

           (d) Notwithstanding anything herein to the contrary, Buyer shall be responsible for the preparation and filing of all Tax Returns and the payment of all Taxes with respect to Company for all post-Effective Date Tax periods.

           (e) Buyer covenants that it will not cause or permit Company or any Affiliate of Buyer to amend any Tax Return or take any Tax position on any Tax Return, or take any other action in respect of any pre-Closing Date Tax period without the prior written consent of Sellers. Sellers covenant that they will not cause or permit Company or any Affiliate of the Sellers to amend any Tax Return, take any Tax position on any Tax Return, or take any other action in respect of any post-Closing Date Tax period.

           (f) Sellers shall pay any stock transfer Taxes and California franchise Taxes resulting from the sale of the Shares to Buyer and the Section 338 Elections.

           (g) Buyer shall promptly pay or shall cause prompt payment to be made to Sellers of all refunds of Taxes and interest thereon received by, or credited against the Tax liability of Buyer, any Affiliate of Buyer, or Company attributable to Taxes paid by Sellers, Company or any Affiliate of Sellers with respect to any pre-Closing Date Tax period.

           (h) At Buyer's request, Sellers shall join Buyer in making elections under Section 338(g) and Section 338(h)(10) of the Internal Revenue Code and any state, local and foreign counterparts with respect to Company (the "SECTION 338 ELECTIONS"). Sellers and Buyer shall jointly complete and make the Section 338 Elections on the applicable forms and in accordance with applicable law. Sellers shall deliver such forms and related documents to Buyer at least ninety (90) days prior to the due date for filing such elections or forms. Buyer shall deliver to Sellers at least forty-five (45) days prior to the due date for filing, such completed forms as are required to be filed with respect to the
Section 338 Elections. Buyer and Sellers shall timely file the Section 338 Elections and any required forms and documents.

           (i) Sellers, Buyer and Company shall cooperate in good faith in (i) preparing and filing all Tax Returns, (ii) maintaining and making available to each other all records necessary in connection with the preparation and filing of all Tax Returns and the payment of all Taxes and (iii) resolving all disputes and audits with respect to any Tax Returns and Taxes. Buyer and Sellers recognize that each may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other; therefore, Buyer and Sellers agree (x) to retain and maintain Tax records relating to Company for a period expiring on the earlier of five (5) years after the Closing Date or a date that is at least ninety (90) days after the expiration of all applicable statutes of limitation relating to the Taxes and Tax Returns, (y) to allow each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records, such activities to be conducted during normal business hours and at the requesting Party's expense and (z) and to offer the other Parties such records before destroying such records.


                                   ARTICLE VII
                        CONDITIONS TO OBLIGATION TO CLOSE

     SECTION 7.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (a) All of the representations and warranties of Sellers in this Agreement shall be true and correct as of the Closing Date;

           (b) Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (c) No action, suit, or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable Governmental Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to own the Business, or (iv) affect adversely the right of Buyer to operate the Business (and no such Governmental Order shall be in effect);

           (d)  Company's secured debt shall be paid, without penalty;

           (e) The Board of Directors of Buyer's parent company shall have approved the transactions contemplated herein;

           (f) Sellers shall have executed and delivered the employment letters;

           (g) Sellers shall have delivered any necessary consents to assignment of contracts from third parties and other consents identified as EXHIBIT F; and

           (h) Buyer shall have received from counsel to Seller an opinion in form and substance reasonably acceptable to Buyer and its counsel, addressed to Buyer, and dated as of the Closing Date; and

           (i) All actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this SECTION 7.1 if it executes a writing so stating at or prior to the Closing.

     SECTION 7.2 CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (a) All of the representations and warranties of Buyer shall be true and correct as of the Closing Date;

           (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (c) No action, suit, or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable Governmental Order would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such Governmental Order shall be in effect);

           (d) Company's secured debt shall have been paid in full and Sellers shall have been released from any and all personal guaranties thereof;

           (e) Buyer and Sellers shall have executed and delivered the employment letters;

           (f) Sellers shall have received consents to assignment of contracts from third parties and other consents identified as EXHIBIT F;

           (g) Sellers shall have received from counsel to Buyer an opinion in form and substance reasonably acceptable to Sellers and its counsel, addressed to Sellers, and dated as of the Closing Date; and

           (h) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

Sellers may waive any condition specified in this SECTION 7.2 if they execute a writing so stating at or prior to the Closing.

     SECTION 7.3 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

           (a) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (b) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing in the event Sellers are in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect, and Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement in any material respect;

           (c) Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing shall not have occurred on or before January 29, 2001 by reason of the failure of any condition precedent under SECTION 7.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

           (d) Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before January 29, 2001 by reason of the failure of any condition precedent under SECTION 7.2 hereof (unless the failure results primarily from Sellers breaching any representation, warranty, or covenant contained in this Agreement).

     SECTION 7.4 EFFECT OF TERMINATION. If Party terminates this Agreement pursuant to SECTION 7.3 above, all obligations of the Parties hereunder shall terminate without liability of a Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in SECTION 6.4 above shall survive termination.

                                  ARTICLE VIII
                     REMEDIES FOR BREACHES OF THIS AGREEMENT

     SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date except:
(i) with respect to the representations and warranties of SECTION 3.1 (a) and
(b) and SECTION 3.2 (A) AND (B) which shall continue in full force and effect thereafter indefinitely; (ii) with respect to the representations and warranties of SECTIONS 4.7, 4.21 AND 4.22 which shall survive until expiration of the applicable statute of limitations; and (iii) with respect to any representation or warranty which is made with intent to defraud, which shall continue in full force and effect thereafter for six (6) months after such fraud has been, or should have been, detected. All covenants of the Parties that are to be performed after Closing shall continue and expire in accordance with their respective terms.

     SECTION 8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

           (a) Subject to the limitations contained in this ARTICLE VIII, including, without limitation, the provisions of this SECTION 8.2, in the event a Seller breaches any of his representations, warranties contained in SECTION
3.1 and, if there is an applicable survival period pursuant to SECTION 8.1 above, provided that one or more Buyer Indemnified Parties makes a written claim for indemnification during said survival period against such Seller, then such Seller shall indemnify Buyer and its Affiliates and their respective shareholders, officers, directors, agents and employees (collectively, "BUYER INDEMNIFIED PARTIES"), and shall reimburse Buyer Indemnified Parties, from and against any Losses Buyer Indemnified Parties may suffer, up to the amount that equals the portion of the purchase price received by such Seller, resulting from any breach of warranty or representation made by that Seller in SECTION 3.1 of this Agreement.

           (b) Subject to the limitations contained in this ARTICLE VIII including, without limitation, the provisions of this SECTION 8.2, in the event the Sellers breach any of their representations and warranties contained in
ARTICLE IV and any covenants herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Buyer Indemnified Party makes a written claim for indemnification against the Sellers within the applicable survival period, then the Sellers shall jointly and severally indemnify and shall reimburse Buyer Indemnified Parties from and against any Loss the Buyer Indemnified Parties may suffer (but not including any Loss the Buyer Indemnified Parties may suffer after the end of the applicable survival period) resulting from, arising out of, or caused by the breach; PROVIDED, HOWEVER:

                 (i) Except as provided in clause (ii) and (iii), Sellers shall not be obligated to indemnify Buyer Indemnified Parties pursuant to
SECTION 8.2(B) until Buyer Indemnified Parties have suffered aggregate Losses by reason of such breach(es) in excess of $90,000, at which time Sellers shall indemnify Buyer Indemnified Parties for all Losses in excess of $90,000; and provided further and notwithstanding anything in this Agreement to the contrary, each Seller shall not be obligated to indemnify Buyer Indemnified Parties for any Losses pursuant to SECTION 8.2(B) or otherwise in excess of that portion of the purchase price received by such Seller or for any breach of SECTION 6.3 or
SECTION 6.4 by any person other than such Seller.

                 (ii) With respect to any Losses suffered by Buyer Indemnified Parties arising from (x) any penalty assessed against Company by CALTRANS DOT in connection with LED changeable highway message signs, plus (y) any warranty claims arising from products sold to CALTRANS DOT by Company in connection with LED changeable highway message signs, in the aggregate before January 31, 2004; plus (z) consulting costs incurred by Company in connection with CALTRANS DOT in connection with LED changeable highway message signs, the Sellers shall not be obligated to indemnify Buyer Indemnified Parties until Buyer Indemnified Parties have suffered aggregate Losses in excess of $350,000.

                 (iii) With respect to any Losses suffered by Buyer Indemnified Parties arising from any Taxes on income of Sellers or Company through the Closing Date (including California Franchise Taxes arising from the Section 338 Elections), Sellers shall indemnify Buyer Indemnified Parties for all Losses.

     SECTION 8.3 INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement and provided that the particular representation, warranty or covenant survives the Closing, and that the Seller(s) make(s) a written claim for indemnification against Buyer within the applicable survival period, then Buyer agrees to indemnify and shall reimburse on demand, the Seller(s) from and against the entirety of any Losses the Seller(s) may suffer through and after the date of the claim for indemnification (including any Losses the Seller(s) may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     SECTION 8.4 SETOFF. The Parties agree that the Buyer shall first set off amounts claimed pursuant to ARTICLE VIII against any sums otherwise due and owing Sellers under the Promissory Notes; thereafter Buyer may at its election set off any additional amounts claimed against any sums owed pursuant to SECTION
2.4 or by claiming against Sellers directly; provided, however, that if Sellers dispute any amounts claimed pursuant to ARTICLE VIII, then the arbitration provisions of SECTION 9.15 shall apply, and no set-offs pursuant to the Promissory Notes or any sums owed pursuant to SECTION 2.4 shall be made until final resolution pursuant to the arbitration provisions of SECTION 9.15.

     SECTION 8.5 DETERMINATION OF LOSSES. In determining Losses for purposes of this ARTICLE VIII, the Parties shall take into account insurance benefits, recoveries under any counterclaims or setoff, or Tax benefits. All indemnification payments under this ARTICLE VIII shall be deemed adjustments to the purchase price.

     SECTION 8.6 THIRD PARTY CLAIMS. If any third Person asserts any claim against any indemnified party (the "INDEMNIFIED PARTY") for which indemnification is sought pursuant to this Agreement, such indemnified Party shall provide the party from whom indemnification is being sought (the "INDEMNIFYING PARTY") with prompt written notice of the existence of such claim, demand or other matter to which Indemnifying Party's obligations would apply and afford the Indemnifying Party a reasonable opportunity to participate in the defense against such claim, and if Indemnifying Party admits to being obligated under any such claim, the Indemnifying Party may assume the defense against such claim, in the name of any or all of the Indemnifying Parties, at the Indemnifying Party's expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. The failure to give prompt written notice shall not affect any Indemnifying Party`s ability to seek reimbursement unless such failure has materially and adversely affected Indemnifying Party's ability to defend successfully a claim. The Indemnified Party shall have the right to participate in the defense against any such claim through counsel of its own choice and at its own expense; provided, however, that the Indemnifying Party shall bear the expense of one counsel for the Indemnified Party if (i) the Indemnifying Party shall not have promptly assumed the defense against such claim or (ii) such claim involves litigation with a third Person in connection with which, in the reasonable opinion of counsel for the Indemnified Party, it could constitute a conflict of interest for counsel selected by the Indemnifying Party to represent such Indemnified Party in such litigation. In connection with any such claim, the Indemnified Party agrees to cooperate with the Indemnifying Party and to make all relevant books, records and documents in its possession available to the Indemnifying Party or its duly authorized representatives for inspection and copying. Nothing contained in this
SECTION 8.6 shall be construed to limit the rights of any parties to discovery in any proceeding under the procedural rules relevant to such proceeding. The Indemnified Party may not settle or otherwise compromise a claim for which indemnity is being sought under this Agreement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party may participate in any defense or settlement of any third party claim controlled by the Indemnified Party pursuant to this SECTION 8.6 and will bear its own costs and expenses with respect to such participation; provided, however, the Indemnified Party shall not enter into any settlement with respect to such third party claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld.)

     SECTION 8.7 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions in this ARTICLE VIII shall be the exclusive remedy in any action seeking damages or other form of monetary relief brought by any Party to this Agreement against another Party provided that nothing hereon shall be construed to limit the right of a Party in a proper case, to seek injunctive relief for a breach of this Agreement or for fraud.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure). Prior to the Closing, the Parties will cooperate with respect to the form, content and delivery of announcement or press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement, to the employees, customers, suppliers or other Persons to whom the Seller sells goods or provides services or with whom the Seller otherwise has significant business relationships and to the public generally.

     SECTION 9.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     SECTION 9.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules and other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     SECTION 9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and insure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     SECTION 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instruments.

     SECTION 9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if send by telecopier (with written confirmation of receipt) (and a copy is mailed, by registered or certified mail, return receipt requested, postage prepaid), or if sent by a nationally recognized overnight delivery service (with written confirmation of receipt in each case) addressed to the intended recipient, as set forth below:



If to Sellers:      Mark Fernandez
                    6 Obispo
                    Rancho Santa Margarita, CA 92688
                    Facsimile:
                               ---------------------------------

                    and

                    Guadalupe Martinez
                    1961 S. Floyd Court
                    La Habra, CA 90631
                    Facsimile:
                               ---------------------------------

Copy to:            Rutan & Tucker, LLP
                    611 Anton Boulevard, 14th Floor
                    P.O. Box 1950
                    Costa Mesa, CA 92626-1998
                    Attn:  Vicki Dallas
                    Facsimile:  714-546-9035

If to Buyer:        Quixote Transportation Safety, Inc.
                    30th Floor
                    One East Wacker Drive
                    Chicago, IL 60601
                    Attn:  Leslie J. Jezuit
                    Facsimile:  312-467-0197

Copy to:            McBride Baker & Coles
                    40th Floor
                    500 West Madison Street
                    Chicago, IL  60661-2511
                    Attention:  Anne Hamblin Schiave
                    Facsimile:  (312) 993-9350

     Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     SECTION 9.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION 9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any circumstance in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other circumstance or in any other jurisdiction.

     SECTION 9.11 EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     SECTION 9.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     SECTION 9.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION 9.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 9.15 ARBITRATION. In the event that at any time hereafter there arises any disagreement, controversy or dispute between the parties hereto with respect to the enforcement, violation or interpretation of the provisions of
ARTICLE VIII, which gives rise to a right of set-off against the Promissory Notes or the Earn Out Consideration provided for in SECTION 2.4, then, upon written demand of any Party hereto, said demand setting forth each matter or matters upon which the Parties do not agree or upon which there is a controversy or dispute, after thirty (30) days written notice, such controversy or dispute shall be submitted to Judicial Arbitration and Mediation Services ("JAMS") located in Orange County, California. Any rulings, judgments, order or awards made by or through JAMS may be entered and enforced in the Superior Court of the County of Orange or any other county having jurisdiction over the subject matter of ruling, order, judgment or award. With the exception of the entry and enforcement of a ruling, judgment, order or award, any decision by or through JAMS shall serve as a final resolution of all disputes and said decision shall be conclusive and binding on the parties. To the end, JAMS shall be entitled to make any rulings, orders, findings, etc., inclusive of judgments, awards and provisions for injunctive relief as if ruled upon by a judge of the Superior Court in the County of Orange. The Civil Discovery Act of 1986 contained in
Article 3 (commencing with Section 2016) of Chapter 3 of Title III of Part IV of the California Code of Civil Procedure shall be applicable to such arbitration proceedings, and all rights, remedies, obligations, liabilities and procedures set forth in said Article 3 shall be available to all parties, both before and after the commencement of arbitration. Each Party shall be entitled to discovery which shall be conducted in accordance with the provision of Sections 2020 and 2025 of the California Code of Civil Procedure. The prevailing Party in such arbitration shall be entitled to reasonable attorneys fees in connection therewith.


                                   * * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


Quixote Transportation Safety, Inc.


By: /s/ LESLIE J. JEZUIT
   -----------------------------------------
Title: CEO AND PRESIDENT




/s/ MARK FERNANDEZ
--------------------------------------------
Mark Fernandez


/s/ GUADALUPE MARTINEZ
--------------------------------------------
Guadalupe Martinez

                                    EXHIBITS

Exhibit A               Promissory Note

Exhibit B               Earn-out Consideration Support

Exhibit C               Guaranty of Quixote Corporation

Exhibit D               Financial Statements

Exhibit E               Employment Offers to Sellers

Exhibit F               Third Party Consents to Assignment of Contracts



                                      -44-